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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934


                        Date of Report: February 17, 1999


                             INTERCARGO CORPORATION
               (Exact name of registrant as specified in charter)


           DELAWARE                    0-16748               36-3414667
 ----------------------------        -----------        -------------------
 (State or other jurisdiction        (Commission         (I.R.S. Employer
       of incorporation)             File Number)       Identification No.)




           1450 American Lane, 20th Floor, Schaumburg, Illinois 60173

                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (847) 517-2990



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Item 5.           Other Events


On February 17, 1999, certain purported stockholders of Intercargo Corporation, a Delaware corporation ("Intercargo"), filed a lawsuit in the Court of Chancery in New Castle County, Delaware against Intercargo and Intercargo's directors, seeking class action status and claiming, among other things, that Intercargo's directors breached their fiduciary duties to Intercargo's stockholders in approving the previously announced definitive agreement to merge ("Merger") between Intercargo and a subsidiary of XL Capital Ltd., a Cayman Islands corporation ("XL"), and that they failed to adequately explore alternative transactions and maximize shareholder value. The lawsuit requests, among other things, injunctive relief and payment of damages to the class members. Intercargo believes that the lawsuit is without merit and intends to contest the lawsuit vigorously.

The Merger, announced on December 2, 1998, is subject to customary closing conditions, including the approval by the stockholders of Intercargo.


FORWARD LOOKING STATEMENTS

This statement includes forward-looking information as that term is defined in the Private Securities Litigation Reform Act of 1995 and is therefore subject to certain risks and uncertainties. There can be no assurance that actual results, business conditions, business developments, losses and contingencies and local and foreign factors will not differ materially from that suggested in the forward looking statements as a result of various factors including market conditions, competition, reinsurance availability, foreign affairs, and natural disasters.




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                                   SIGNATURES



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                          INTERCARGO CORPORATION



                                          BY:      /s/ Michael L. Rybak
                                              -------------------------------
                                                   Michael L. Rybak
                                                   Chief Financial Officer
                                                   and Vice President





Dated:   February 24, 1999